PERSONAL SERVICES AGREEMENT


     This PERSONAL SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 29th day of August, 1999 by and between ROYAL PRECISION, INC., a Delaware corporation (the "Company") on the one hand, and DANNY EDWARDS, an individual residing at 26420 N. Wrangler Road, Scottsdale, Arizona 85255 ("Edwards") on the other hand.

                                   WITNESSETH:

     WHEREAS, Edwards and the Company entered into a Consulting Agreement which terminates on August 29, 1999 (the "Consulting Agreement"); and

     WHEREAS, the Company desires to maintain, on a formal basis, access to the knowledge, information, contacts and experience of Edwards, as well as name, likeness and visibility at PGA and Nike events;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES OF EDWARDS. Edwards hereby represents and warrants to the Company that this Agreement is the legal, valid and binding obligation of Edwards and is enforceable against Edwards in accordance with its terms.

SECTION 2. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to Edwards that this Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

SECTION 3. OBLIGATIONS OF EDWARDS.

     3.1. SCOPE. Edwards shall make himself reasonably available to provide personal services with the Company, and any of its subsidiaries as the Company may from time to time designate, on a regular basis as the Company may reasonably request with respect to matters involving suppliers and purchasers, potential suppliers and purchasers, business practices, business opportunities, pricing points and practices, outlook for prices, negotiations of contracts, personnel and other employment and employee matters relating to the business of the Company. In addition, Edwards shall (a) mention and promote the Company and its products in interviews and conversations where appropriate, (b) wear golf caps and use golf bags bearing the logo of the Company and or its products supplied by the Company in each golf tournament in which Edwards plays, (c) make a 20 minute presentation at all of Edwards' or Profile Sports' golf schools on the benefits of the Company's products and frequency matching, (d) permit four persons designated by the Company to attend one of Edwards' or Profile Sports' golf schools during the term of this Agreement at no cost to the Company or the persons selected to attend; and (e) use exclusively the grips and shafts of the Company's subsidiaries while playing golf, which the Company will supply.

     3.2. LIMITATIONS. Edwards shall perform such personal services as may reasonably be requested by the Company; provided, however, that (a) Edwards shall not be required to perform under this Agreement for more than 20 hours during any calendar quarter (provided that time spent on the PGA or Nike Tour shall not count towards this minimum number of hours); and (b) the Company shall reimburse Edwards for all of his reasonable out-of-pocket expenses (including, but not limited to, telephone, fax and travel) incurred by Edwards in connection with the performance of the consulting services required hereunder; provided that no reimbursement for Tour expenses shall be required of the Company.

     3.3. COMPENSATION. Edwards shall be entitled to the payments provided for in Section 4 below, regardless of the extent to which the Company or its subsidiaries request the use of the consulting services of Edwards.

     3.4. TERM. The effectiveness of the provisions of Sections 3 and 4 shall commence on August 30, 1999 (the "Effective Date") and shall end on May 31, 2001, except for the provisions of Section 3.7 which shall continue for an additional period of two years following the Restricted Period (as hereinafter defined).

     3.7. INDEMNITY. The Company agrees to indemnify and hold Edwards harmless against any losses, claims, damages or liabilities to which Edwards may become subject in connection with the services which are the subject of this Agreement; provided, however, that the Company shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that such loss, claim, damage or liability resulted from a breach of the obligations of Edwards to the Company in connection with the performance by Edwards of the services which are the subject of this Agreement or from the willful misfeasance or gross negligence of Edwards.

SECTION 4. PAYMENTS.

     4.1. PERSONAL SERVICES FEES. The Company shall pay Edwards $5,000 per month commencing September, 1999 through and including May, 2001.

     4.2. RELATIONSHIP. The Company is engaging Edwards as an independent contractor and not as an employee. In performing his obligations under this Agreement, Edwards shall not identify himself as an employee of the Company. In the event that Edwards hires one or more employees, Edwards shall be solely responsible for all costs and expenses of such employees.

     4.3. OTHER BENEFITS. During the term of this Agreement, the Company shall provide to Edwards (a) the same health insurance on the same terms as is made available to executives of the Company, (b) the promotional materials, presentation formats and staff training, if any, necessary for Edwards to effectively deliver the presentations required under Section 3.1(c) of this Agreement and (c) golf caps and a staff bag, grips and shafts for Edwards' use in all tournaments in which Edwards plays.

SECTION 5. DEFINITION OF "PERSON". For all purposes of this Agreement, "Person" means any individual, partnership, corporation, limited liability company, trust, or other entity.

SECTION 6. TERMINATION.

     6.1. FOR CAUSE. Edwards recognizes the detriment to the Company that would result from the impairment of public confidence in the honest and orderly conduct, the integrity and good character of Edwards. Edwards agrees not to promote any political views or organizations, including without limitation, the Tour Players Association, while promoting the Company or its products. Edwards therefore acknowledges that if he was engaged or should engage in gross and willful misconduct injurious to the Company, the Company will have the right to terminate this Agreement. In addition, the Company may terminate this Agreement if Edwards fails, in any material respect, in the reasonable determination of the Company's Board of Directors, to perform his obligation under this Agreement, and such failure, if curable, shall continue for 30 days after written notice to Edwards specifying the events constituting such failure.

     6.2. CHANGE IN CONTROL, ETC. The Company may elect to terminate this Agreement upon (a) a "Change in Control" (as hereinafter defined) or (b) Edwards selling at least 75% of the shares of common stock of the Company he currently owns. For the purposes hereof, a Change in Control of the Company has occurred when, without the approval of a majority of the Board of Directors elected prior to any Change in Control: (i) any person (defined for the purposes of this paragraph to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having 20% or more of the voting power of all of the voting securities issued by the Company in the election of directors at the next meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person.

SECTION 7. COVENANT NOT TO COMPETE. Edwards acknowledges that (a) the Company is in the business of designing and distributing golf club grips, shafts and other equipment for use in the playing of golf (the "Business"), (b) Edwards is one of the limited number of persons who developed such Business, and is a founder of a subsidiary of the Company, (c) the Business is conducted throughout the United States, (d) his work has given him, and his consulting for the Company will continue to give him proprietary information and trade secrets of and confidential information concerning the Company, and (e) the agreements and covenants contained in this Section 7 are essential in order to induce the Company to enter into the Agreement and to protect the Business and goodwill of the Company. Accordingly, Edwards covenants and agrees as follows:

     7.1. TERM. For a period commencing on the Effective Date and ending on the later of (a) May 31, 2001, or (b) the date of the termination of Edwards' retention by the Company (such period of time being referred to herein as the "Restricted Period"), Edwards shall not, within the United States of America or

Japan (the "Territory"), directly or indirectly, (i) engage in the Business or any aspect of the Business for Edwards' own account, (ii) enter the employ of, or render any services to, any Person (other than the Company or any subsidiary of the Company) engaged in the Business or any aspect of the Business, (iii) become associated with any Person engaged in the Business as an individual, partner, shareholder (other than as a shareholder owning not more than 5% of the voting securities of any corporation having more than 500 stockholders), officer, director, employee, principal, agent, consultant or trustee, or (iv) solicit, attempt to solicit or accept any business (which is related to any aspect of the Business) to be conducted within the Territory (or help any other Person solicit or accept any such business) from any Person who, during the 12 months preceding the date of termination or expiration of Edwards' retention by the Company, is a customer or supplier of the Company or who during the Restricted Period becomes, and is known by Edwards to be, a customer or supplier of the Company. Nothing in this Agreement shall prohibit Edwards from sponsoring products or companies that are not directly competitive with Company or any of its subsidiaries.

     7.2. EMPLOYEES; DISPARAGEMENT. Without the prior written consent of the Company, during the Restricted Period, Edwards shall not, directly or indirectly, hire or solicit any employee or consultant or advisor to the Company or encourage any such employee or consultant or advisor to leave such employment or retention for any business whether or not a competitor of the Company. During the Restricted Period, Edwards shall not disparage the Company or any subsidiary of the Company or their officers, directors, personnel or services, or discourage or otherwise attempt to prevent any other Person from doing business with the Company or any of its subsidiaries. Similarly, the Company, during the Restricted Period, shall not disparage Edwards or his services, or discourage or otherwise attempt to prevent any other Person from doing business with Edwards.

     7.3. CONSIDERATION. Edwards acknowledges that the Company entering into this Agreement and the payments and other consideration that he is receiving under this Agreement constitute full and fair consideration for his covenants under this Section 7.

     7.4. REFORMATION. If a court of competent jurisdiction shall determine that the terms of this Section 7 are partially or wholly inoperative, unenforceable or invalid in a particular case because of their time or geographic scope or for any other reason, such court shall have the power to limit such time or geographic scope or otherwise to recast the terms of this Section 7 in such case so as to permit its enforcement to the greatest extent permitted by applicable law.

     7.5. INJUNCTIVE RELIEF. Edwards specifically acknowledges and agrees that the remedy at law for any breach of the provisions of Section 7, 8 and 9 will be inadequate (for reasons which include, but are not limited to, the fact that Edwards' talents, and the services to be provided by Edwards, are unique) and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief.

SECTION 8. MAINTAINING CONFIDENTIAL INFORMATION.

     8.1. COMPANY INFORMATION. Edwards agrees that at all times while he is retained by the Company and for a period of one year thereafter, he will hold in strictest confidence, and not use, except for the benefit of the Company, or disclose to anyone, other than directors, officers, employees and counsel of the Company and Persons to whom such disclosure is authorized by executive officers of the Company (other than Edwards) and is made in furtherance of the interest of the Company, without the written authorization of the Company's Board of Directors, its Chairman of the Board or President, any trade secrets, confidential knowledge, data or other proprietary information of the Company or its subsidiaries (including the trade secrets, confidential knowledge, data or other proprietary information of the Company), which by way of illustration and not limitation, include scientific, technical and business information relating to products, processes, know-how, designs, formulas, methods, developmental or experimental work, firmware, software (whether executable or source code), improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company and its subsidiaries, except for information that becomes generally available to the public, or information received on a non-confidential basis from sources other than the Company who are not in violation of a confidentiality agreement with the Company or a subsidiary of the Company.

     8.2. THIRD PARTY INFORMATION. Edwards recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and, in such cases, to use it only for certain limited purposes. Edwards agrees that he owes the Company and such third parties, during the term set forth in Section 8.1, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person or use it for the benefit of anyone other than the Company or such third party, except in a manner that is consistent with the Company's agreement with the third party.

SECTION 9. ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

     9.1. INVENTIONS AND ORIGINAL WORKS RETAINED BY EDWARDS. Edwards represents and warrants that he has heretofore assigned to the Company without further payment or consideration all his right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which he solely or jointly conceived or reduced to practice, or caused to be conceived or reduced to practice while he was an employee of the Company or which are related to the Business and has granted to the Company a perpetual right to the molds used to inscribe his name on packaging, grips and other items, and to the use of his name on such items without any further consideration. Edwards confirms that Exhibit A to the Consulting Agreement continues to be a complete list of all inventions, original works of authorship, developments, improvements, and trade secrets that Edwards has, alone or jointly with others, conceived, developed or reduced to practice before the commencement of this Agreement, that Edwards considers to be his property or the property of third parties. If disclosure of an item on Exhibit A would cause Edwards to violate any prior confidentiality agreement, Edwards understands that he is not to list such in Exhibit A but is to inform the Company that all items have not been listed for that reason. A space is provided on Exhibit A for such purpose. If no list is attached, Edwards represents that there are no such items.

     9.2. INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. Edwards agrees to make prompt written disclosure to the Company of and will assign to the Company without further payment or consideration all his right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which Edwards may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice during the period of his retention by the Company. Edwards understands that only ideas, inventions, original works of authorship, developments, improvements and trade secrets which

     (a) were not developed or produced using equipment, supplies, facilities or trade secrets that belong to the Company or any subsidiary of the Company, and

     (b) do not relate to (i) the Business as it is currently conducted or contemplated to be conducted or as it may be conducted during the term of Edwards' retention by the Company or (ii) actual or contemplated research or development conducted by the Company, and

     (c) were not developed or produced during hours that Edwards is obligated to engage in the Company related activities hereunder or for which the Company pays Edwards are not covered by Edwards' obligations to report and assign under the first sentence of this Section 9.2.

     9.3. WORKS MADE FOR HIRE. Edwards acknowledges that all original works of authorship which are made by Edwards (solely or jointly with others) within the scope of his duties under this Agreement and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     9.4. OBTAINING LETTERS PATENT, COPYRIGHT REGISTRATIONS AND OTHER PROTECTIONS. Edwards will assist the Company in every reasonable way, and at the sole expense of the Company, to obtain and from time to time enforce United States and foreign proprietary rights, including patents and copyrights, relating to any and all inventions, original works of authorship, developments, improvements or trade secrets of the Company in any and all countries. To that end Edwards will execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, Edwards will execute, verify and deliver assignments of such proprietary rights to the Company or its designee, without payment or further consideration. Edwards' obligation to assist the Company with respect to proprietary rights in any and all countries shall continue beyond the termination of his retention, but the Company will compensate Edwards at a reasonable rate after his termination for the time actually spent by Edwards at the Company's request on such assistance.

     9.5. OBLIGATION TO KEEP THE COMPANY INFORMED. In addition to Edwards' obligations under Section 9.2, during the Restricted Period, Edwards will promptly disclose to the Company fully and in writing all patent applications filed by Edwards or on his behalf. At the time of each such disclosure, Edwards will advise the Company in writing of any inventions that he believes are not required to be assigned to the Company by Section 9.2 above; and Edwards will at that time provide to the Company in writing all evidence necessary to substantiate that belief. Edwards understands that the Company will, and the Company agrees to, keep in confidence and will not disclose to third parties without Edwards' consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to such inventions. Edwards will preserve the confidentiality of any invention that is required to be assigned to the Company by Section 9.2 above.

     9.6. RETURN OF THE COMPANY'S DOCUMENTS. When Edwards is no longer subject to a personal services contract with the Company, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, firmware, software (whether executable or source code), sketches, materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded) belonging to the Company or any of its subsidiaries, their successors or assigns.

SECTION 10. MISCELLANEOUS.

     10.1. THIS AGREEMENT. This Agreement and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     10.2. NON-WAIVER. Neither the failure of nor any delay by either party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

     10.3. WAIVERS. No waiver of any right or remedy under this Agreement shall be binding on either party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

     10.4. AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding on either party hereto unless it is in writing and is signed by the party to be charged.

     10.5. SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives or corporate successors.

     10.6. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

     10.7. JOINT PREPARATION. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against either party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

     10.8. RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The preamble and the recitals are part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     10.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing and delivering one or more counterparts.

     10.10. LEGAL MATTERS. The parties, being concerned that either party may obtain some advantage by having the law of the jurisdiction of its principal place of business apply, and agreeing in concept to have this Agreement subject to the laws of a neutral jurisdiction, whose laws are perceived as being fair in general to the business community at large, have determined and agreed as follows: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF TERMS HEREOF, SHALL BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH FEDERAL OR STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL IN ACCORDANCE WITH, SECTION 10.11 HEREOF.

     10.11. NOTICES. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be delivered either by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by registered or certified mail, return receipt requested, addressed to the party at the address appearing below the signature of such party, or to such other address as either party shall have previously designated to the other by written notice given in the manner hereinabove set forth. Notices shall be deemed given one day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

                                   SIGNATURES

     IN WITNESS WHEREOF the parties have signed this Agreement as of this 29th day of August, 1999.


ROYAL PRECISION, INC.


By: /s/ Thomas A. Schneider                  /s/ Danny Edwards
    -----------------------------------      -----------------------------------
    Thomas A. Schneider, President           DANNY EDWARDS
    Address: 15170 North Hayden Road         Address: 26420 N. Wrangler Road
             Suite 1                         Scottsdale, Arizona 85255
             Scottsdale, Arizona 85260